SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): April 2, 2003

The Rowe Companies

(exact name of registrant as specified in its charter)

Nevada	1-10226	54-0458563
(State or other jurisdiction of)	(Commission File Number)	(IRS Employer Identification Number)

1650 Tysons Blvd., Suite 710 – McLean, Virginia 22102

(Address of principal executive offices                                         Zip Code)

Registrant’s telephone number, including area code: 703-847-8670

None

(Former name or former address, if changed since last report)

ITEMS OF INFORMATION

Item 2. Acquisition or Disposition of Assets

Effective April 2, 2003, The Rowe Companies (the “Company”) sold the outstanding capital stock of its subsidiary, The Mitchell Gold Co., and certain related intangible assets to Furniture Acquisition Corp., an entity formed by Wafra Partners LLC, a New York based private equity firm, The Mitchell Gold Co. management and others for approximately $46 million in cash, subject to adjustments for certain real property indebtedness and final working capital determination, which is expected to result in net proceeds of approximately $40 million. The management group is comprised of Mitchell Gold, who was a director of the Company until his resignation in connection with the transaction and who is also the President and a former owner of The Mitchell Gold Co., as well as Robert T. Williams, an executive officer and a former owner of The Mitchell Gold Co.

A copy of the Stock Purchase Agreement for the transaction is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of Business Acquired: Not applicable
(b)	The pro forma financial information required as part of this item is being filed as Exhibit 99. The pro forma financial information being filed as Exhibit 99 to this amendment are as follows:

1.	Pro Forma Condensed Consolidated Balance Sheets as of March 2, 2003

Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 1, 2002

Pro Forma Condensed Consolidated Statements of Operations for the Three Months Ended March 2, 2003

The Pro Forma Condensed Consolidated Balance Sheets of the Company as of March 2, 2003 reflects the financial position of the Company after giving effect to the disposition of the assets and liabilities discussed in Item 2 and assumes the disposition took place on March 2, 2003. The Pro Forma Condensed Consolidated Statements of Operations for the fiscal year ended December 1, 2002 and the three months ended March 2, 2003 assume that the disposition occurred on December 3, 2001, and are based on the operations of the Company for the year ended December 1, 2002 and the three months ended March 2, 2003.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that the Company’s financial statements will reflect the disposition only from April 2, 2003, the Closing Date.

The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and related notes of the Company.

(c)	Exhibits.

2.1	Stock Purchase Agreement, dated as of April 3, 2003, between The Rowe Companies, The Mitchell Gold Co. and Furniture Acquisition Corp.

2.2	Letter Agreement regarding closing date

99.	Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ROWE COMPANIES
Registrant
Date: 04-17-2003	/s/ GENE S. MORPHIS
Gene S. Morphis Chief Financial Officer; Secretary-Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Stock Purchase Agreement, dated as of April 3, 2003, between The Rowe Companies, The Mitchell Gold Co. and Furniture Acquisition Corp.

2.2	Letter Agreement regarding closing date

99	Financial Statements and Pro Forma Financial Information